AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 1, 2003

Registration No. 333-90618

U.S. Securities and Exchange Commission
Washington, D.C. 20549
Post Effective Amendment No. 1
to FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     INFOTEC BUSINESS SYSTEMS, INC.
             (Name of small business issuer in its charter)


      NEVADA                           7380                98-0358149
State or other jurisdiction of      (Primary
   incorporation or organization)  Standard Industrial  (I.R.S. Employer
                                Classification Code    Identification
                                                            Number)No)

444 Columbia Street E. New Westminster, British Columbia, V3L 3W9,CANADA
(604) 777-1707
(Address and telephone number of principal executive offices)

Nevada Agency & Trust Company
50 West Liberty Street, Suite 880
Reno, Nevada, 89501
(775) 322-0626
(Name, address and telephone number of agent for service)
___________________________

     Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
the same offering.                                   |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.        |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.        |__|____________

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                        |__|____________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


           SUBJECT TO COMPLETION


PROSPECTUS


INFOTEC BUSINESS SYSTEMS, INC.
(A Development Stage Company)
444 Columbia Street E.
New Westminster, British Columbia V3L 3W9, Canada
(604) - 777-1707

7,200,000 SHARES OF COMMON STOCK

   ----------------

This prospectus covers the 7,200,000 shares of common stock of Infotec Business Systems, Inc. being offered by certain selling security holders. We will not receive any proceeds from the sale of the shares by the selling security holders.

Our common stock is currently traded on the over-the-counter electronic Bulletin Board under the symbol "IFOB". On July 31, 2003, the closing bid and ask prices for our common stock was $5.50 and $5.90 per share.

 The purchase of the securities offered through this prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See section entitled "Risk Factors" on pages 4 - 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURI TIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRE SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------

The Date of This Prospectus Is: __________, 2003.


The original date of this prospectus was November 5, 2002.


TABLE OF CONTENTS


PART I  PROSPECTUS

                                                          Page No.


PROSPECTUS
SUMMARY...............................................................3

RISK
FACTORS...............................................................4
         Need for Additional Financing................................4
         Dilution from Additional Financing...........................4
         Lack of Operating History....................................4
         Doubt as to Our Ability to Continue as a Going Concern.......4
         Marketable Product...........................................4
         Part Time Management.........................................5

Competition...........................................................5
         Customer Base................................................5
         Program Errors and Defects...................................5
         Rapid Technology Change......................................5
         Management Control...........................................5
         Penny Stock Rules............................................6
         Inactive Market for Our Common Stock.........................6


2


CAUTIONARY STATEMENT REGARDING
   FORWARD-LOOKING
STATEMENTS............................................................7
USE OF PROCEEDS.......................................................7
   SELLING SECURITY HOLDERS...........................................7
PLAN OF DISTRIBUTION..................................................8
LEGAL PROCEEDINGS....................................................10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.........10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......10
DESCRIPTION OF SECURITIES............................................11
INTEREST OF NAMED EXPERTS AND COUNSEL................................12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES.......................................12
ORGANIZATION WITHIN LAST FIVE YEARS..................................12
DESCRIPTION OF BUSINESS..............................................13
PLAN OF OPERATION....................................................17
DESCRIPTION OF PROPERTY..............................................21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................21
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.............22
EXECUTIVE COMPENSATION...............................................23



3


AVAILABLE INFORMATION................................................24
REPORTS TO SECURITY HOLDERS..........................................24
FINANCIAL STATEMENTS................................................F-1



PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND
OFFICERS.........................................            II-1
OTHER EXPENSES OF ISSUANCE AND
DISTRIBUTION.....................................            II-1
RECENT SALES OF UNREGISTERED
SECURITIES..............................................     II-1
EXHIBITS.....................................................II-3
UNDERTAKINGS.................................................II-3


4

PROSPECTUS SUMMARY


Infotec Business Systems, Inc.

     Infotec Business Systems, Inc. is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located at 444 Columbia Street E., New Westminster, British Columbia, V3L 3W9 Canada. Our telephone number is (604) 777-1707.

Our Business and Business Strategy

     We are a development stage company and have not as yet engaged in revenue producing activities. Our business plan is to develop and market systems, and related products and services for remote access via the Internet to business processes such as software applications, data and a firm's business procedures and methods. We currently market a virtual business system, as a platform for a business to deploy its business applications over the Internet. We also market products and services for Internet access and control, including a service for e-mail communication security. A virtual business system is essentially a network computer system or server, similar to those found in most business offices, which provide the business with software applications, security, network communications and a central data store. Instead of a firm acquiring, establishing and maintaining its own network computer system, its business process or systems are maintained on our servers, which are established, secured, managed and ready for use. The virtual business system is accessed securely by a firm's properly authorized employees, advisors and customers via the Internet, using an Internet browser from their computer workstation.

     Our current objective is to accelerate our marketing efforts for our virtual business system and the virtual office and for our e-mail communication security product, to develop business relationships and opportunities and to sell our products and services to customers. In addition, we also plan to complete development of our productivity applications and an event management system, as is more fully described below. We plan to market our products and services principally to businesses in the U.S. and Canada and to earn revenue from monthly service fees, usage and transaction fees, and from consulting.

     We incurred a loss in the amount of $172,675 for the period from incorporation to April 30, 2003. At July 31, 2003, our working capital was approximately $235,000.



     Securities  Being  Offered                7,200,000   shares   of
                                               common stock.

     Securities Issued
     And  to  be  Issued       18,350,000 shares of common  stock  are
                               issued  and  outstanding as of the date
                               of this prospectus.   All of  the  common
                               stock to be sold under this prospectus
                               will  be  sold by existing stockholders.

     Use  of Proceeds        We will not receive any proceeds from the
                             sale of the common stock by the selling
                             stockholders.


1

     References in this registration statement to the terms "Infotec", "us", "we", "the company" and "our", refer to Infotec Business
Systems, Inc. or our wholly owned subsidiaries Infotec Business
Solutions, Inc. and Eventec Inc. and not to our selling stockholders. All references to stock issuances and amounts, give effect to a 6:1 forward split of our capital stock in February 2003.



                              RISK FACTORS

     An investment in us involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Our value could decline due to any of these risks, and you could lose all or part of your investment.

We need additional financing and there is no assurance it can be obtained, which will likely prevent us from ever becoming profitable.

     We currently have insufficient capital to meet our business plan. We cannot assure you that we will be able to raise capital or develop sufficient revenues. In the absence of financing and obtaining additional capital, it is doubtful that we will be able to continue operations, which means that you will not be able to recover your investment in our shares of common stock.

Any additional financing may significantly dilute your equity interest in our stock.

     We hope to raise additional financing in the future. Even if we are able to obtain capital, any financing will likely involve a dilution of the interest of our stockholders upon the issuance of addi tional shares of common stock and other securities. Given our weak economic state, the terms upon which capital may be available could well involve substantial dilution to our stockholders, which may reduce significantly the value of your investment in our shares.

Because we have no operating history, you may find it difficult to evaluate our company.

     We are presently in the process of developing a virtual office system that will be required to complete our business plan. We have not yet earned any revenues and we will not be able to earn any revenues until development of our virtual office system is complete. Accordingly, we have no operating history from which investors can



2



evaluate our future business prospects or management's performance. As a result, you have no reliable means to determine whether you should make an investment in our company.


Because we have not developed profitable operations and have limited financial resources, our financial statements disclose that there is substantial doubt as to our ability to continue as a going concern.

         For the period from incorporation through April 30, 2003, we incurred a loss of $172,675. As at July 31, 2003, we had approximately $235,000 of working capital on hand. Our business plan calls for significant expenses in connection with the marketing of our products and services and our ongoing development program. In addition, we anticipate that revenues, if any, from operations will take time to develop. Because we have not achieved profitable operations and may require additional capital, our financial statements disclose there is substantial doubt as to our ability to continue as a going concern. It is not possible at this time to predict the outcome of these matters and whether we will ever become financially viable and develop revenues sufficient to achieve any level of profitability. As a result, investors who acquire our common shares must recognize that they may lose their entire investment.

If we are unable to develop a marketable product, our ability to generate revenue would be limited.

     The virtual business system and virtual office and our Internet access and control products and services are currently in their introductory phase. In order to commence sales, we will have to dem onstrate to potential customers that we have systems and services that function properly and are capable of being marketed to the public and further, demonstrate our value to their business. If we are unable to demonstrate that our products and services are ready for market and that they address a business need, we will not be able to successfully market our products and services or earn any revenues.

We rely on our President who does not devote his full business time to our business. If our President is not available, we may not be able to implement our business plan and investors may lose their entire investment.

     We have only two directors and we rely principally on Mr. Robert Danvers our President for his entrepreneurial skills and experience and to implement our business plan. Presently, Mr. Danvers does not devote full time and attention to our affairs, which could result in delays in implementing our business plan. Moreover, we do not have an employment agreement with any of our directors or officers including Mr. Danvers. Accordingly, if Mr. Danvers does not continue to manage our affairs, or devote sufficient amounts of his business time to enable us to implement our business plan, our business would likely fail and you may lose your entire investment.

We face intensive competition within the online application services industry and do not have sufficient resources to compete effectively.


3



     We face competition from a wide range of competitors in the online application services industry. These companies include large, well established and financially stronger companies, several of which are able to write and develop their own software and middleware, which we rely on for support of our virtual office. As we have indicated previously, we have only limited resources to compete and may never have sufficient funds to be able to develop our applications and market our office offerings so that we may become a factor in this industry. These competitive disadvantages represent another factor which may cause investors in our stock to lose the value of their investment.

If we are not able to develop a customer base, we will have limited prospects for generating revenues.

     If we are not able to achieve a customer base, then we will not be able to achieve revenues. Establishing a base of customers will require that we undertake marketing efforts that are successful in bringing users to our virtual office system that will pay to use our system. If we are not successful in developing a customer base as a result of our marketing efforts, then our ability to generate revenue would be severely limited.

If our systems contain programming errors or defects, it would adversely affect our reputation and cause us to lose customers.

     The development of our virtual business systems require that we undertake system integration and computer programming. There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until the system is supporting ongoing use. Our virtual business systems may develop system errors or defects or security failures that cause harm to our users' data. Problems experienced by users and loss of users' data and business processes will adversely impact our reputation and ability to earn revenues, to retain existing customers or to develop new customers.

If we are not able to adapt to rapid technology change and develop new products, we may not be able to attract or retain customers and we will be unable to stay in business.

     We will be required to update and refine the virtual business system and our Internet access products and services in order to address technological change. The market for systems such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements. We may be unable to respond quickly or effectively to these developments, as we may not have sufficient resources or money required to develop or acquire new technologies or to introduce new services capable of addressing these developments. If we are unable to update and refine our technology and services in response to technological change, then we may not be able to attract or retain customers and we will not be able to stay in business.

Because Robert Danvers, our President controls approximately 59% of our outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.





     Mr. Robert Danvers owns or controls approximately 59% of the outstanding shares of our common stock. Accordingly, he will have almost complete influence in determining the outcome of all corporate transactions and business decisions. The interests of Mr. Danvers may


4


differ from the interests of the other stockholders, and since he has the ability to control most decisions through his control of our common stock, our investors will have limited ability to affect decisions made by management.

Because we are subject to the "penny stock" rules, the tradeability of our common stock will be limited, which may make it more difficult for investors to sell their shares.

     We are subject to "penny stock" regulations and unless the trading price of our common stock is $5.00 per share or more, then trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act. Under this rule, additional sales practice requirements are imposed on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent dis closing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result. A market in our common stock may never develop due to these factors.

If an active and visible trading market for our common stock does not develop investors may have difficulty selling our shares.

     While our common stock is traded on the electronic OTC Bulletin Board maintained by the Nasdaq Stock Market, there has not historically been an active market for our shares. The continued quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market exists or will be maintained. In the absence of an active trading market:

     - investors may have difficulty buying and selling or obtaining market quotations;

     -   market visibility for our common stock may be limited; and

     - a lack of visibility for our common stock may have a depressive effect on the market price for our shares.






     Investors seeking liquidity in a security should not purchase our common stock.


IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER,




5






WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.





6


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements under "Prospectus Summary", "Risk Factors", "Plan of Operation", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, factors previously noted could cause our actual results to differ materially from those contained in any forward looking statements.



USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.


                        SELLING SECURITY HOLDERS

     The selling stockholders named in this prospectus are offering all of the 7,200,000 shares of common stock offered through this prospectus. The shares include the following:

      1. 1,200,000 shares of our common stock that the selling stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 14, 2002.

        The following table provides information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

        1. the number of shares owned by each prior to this offering;

        2. the total number of shares that are to be offered for each;




7


        3. the total number of shares that will be owned by each upon completion of the offering;

        4.    the percentage owned by each; and

        5. the identity of the beneficial holder of any entity that owns the shares.


                                     Total number Total shares
                            Shares   shares to    to be owned     Percent
                            owned    be offered   upon  owned     upon
                            prior    for selling  completion      completion
Selling                     to this  security     holders of      of this
security holder             offering account      this offering   offering


Albert Amar                  12,000     12,000      NIL           NIL
Robert Cherniack            540,000    540,000      NIL           NIL
Stephen Bass                540,000    540,000      NIL           NIL
Evelyn Cable                516,000    516,000      NIL           NIL
Doreen Danvers               12,000     12,000      NIL           NIL
Morris Ergas                 12,000     12,000      NIL           NIL




8



TABLE IS CONTINUED FROM PAGE 7

                                      Total number Total shares
                            Shares   shares to    to be owned     Percent
                            owned    be offered   upon  owned     upon
                            prior    for selling  completion      completion
Selling                     to this  security     holders of      of this
security holder             offering account      this offering   offering


Carol Hill                  180,000    180,000      NIL             NIL
Peter Hill                  540,000    540,000      NIL             NIL
Faouzi Kossentini            12,000     12,000      NIL             NIL
Phillip Levy                 12,000     12,000      NIL             NIL
Debra MacArthur             570,000    570,000      NIL             NIL
Maxwell Capital Inc.        510,000    510,000      NIL             NIL
        Beneficial owner: Bram Solloway
Susan Miller                540,000    540,000      NIL             NIL
Sheila Milstein              12,000     12,000      NIL             NIL
Alberto Moscona             540,000    540,000      NIL             NIL
Carolynne Newcombe           12,000     12,000      NIL             NIL
Lita Nuguid                 540,000    540,000      NIL             NIL
Richard Paisley              12,000     12,000      NIL             NIL






9





Neil Pollock                 12,000     12,000      NIL             NIL
Julius Roitman              540,000    540,000      NIL             NIL
Alan Sacks                   12,000     12,000      NIL             NIL
Bram Solloway               570,000    570,000      NIL             NIL
Maureen Solloway             24,000     24,000      NIL             NIL
Robert Thompson             360,000    360,000      NIL             NIL
Barrie Weiner               570,000    570,000      NIL             NIL


         Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

     Other than Bram Solloway and Doreen Danvers, none of the selling stockholders or their beneficial owners (a) has had a material relationship with us other than as a stockholder at any time within the past three years; or (b) has ever been an officer or director of ourselves or any of our predecessors or affiliates. Mr. Bram Solloway is the beneficial owner of Maxwell Capital Corporation. Mr. Solloway was our Secretary and Treasurer during the period November 1, 2001 to May 20, 2002. Doreen Danvers is the mother of Robert Danvers. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.


                          PLAN OF DISTRIBUTION

 The shares covered by this prospectus may be distributed from time to time by the selling security holders in one or more transactions that may take place on the over-the-counter or other markets. These include ordinary broker transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

     The selling security holders may sell the securities in one or more of the following methods:





10




     "   in the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

     "   in transactions other than on such exchanges or in the over-
the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

     "   through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

     Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     Although not expected, if the selling stockholders enter into an agreement after effectiveness, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then Infotec will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing the required information on the plan of distribution and revising the disclosure in the prospectus. In addition we will also file such agreement as an exhibit to the registration statement.

     In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

     At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

     We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase




11



any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. We have provided each of the selling security holders with a copy of these rules. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

     We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Penny Stock Rules

     We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act. We will remain subject to this rules unless the trading price of our common stock is not less than
$5.00 per share.   The penny stock rules require a broker-dealer,
prior to transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

12


                            LEGAL PROCEEDINGS

      We are not currently a party to any material litigation, nor to the knowledge of management, is there any material litigation threatened or contemplated against us.


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the names, positions and the ages of our directors and executive officers. Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify. Officers are appointed by the board of directors and their terms of office are, except to the extent governed by employment contract, at the direction of the board of directors. Directors do not currently receive any compensation for their services in acting as directors.


                                                            Director
Name                  Age      Position                      Since

Robert Danvers         50      Chief Executive Officer,       2001
                               President and Director

Stephen Jackson        49      Secretary, Treasurer and Director 2002


     Robert Danvers, our founder, has served as our President, Chief Executive Officer, Secretary and Treasurer from August 30, 2001 to November 1, 2001 and thereafter to date as a director, President and Chief Executive Officer. Since 1982, Mr. Danvers has provided business consulting services to development businesses and public reporting companies principally in the field of financial management and business information systems. For the preceding five years, Mr. Danvers has served as President and a director of Danby Financial Management Corp. and Danby Technologies Corporation. These businesses operate respectively in the fields of financial management and information systems consulting.

     Mr. Robert Danvers may be considered a promoter within the meaning of the federal securities laws.

     Stephen Jackson has served as a director since April 12, 2002 and our Secretary and Treasurer since May 20, 2002. Mr. Jackson has been



13


active in general consulting to business; private, corporate and publicly reporting businesses since 1980, He is a past director of the British Columbia Taxi Association. He served during 2000 through 2002 as a director and President, Secretary and Treasurer of Phoenix Star Ventures, Inc. (formerly wowtown.com, Inc.), a Delaware reporting company trading on the OTC Bulletin Board, involved at that time in establishing an Internet based local resource guide. During the period 1995 through 1997, Mr. Jackson served as Vice President Investor Relations for Athabaska Gold Resources Ltd., a Canadian reporting company involved in mineral exploration, then trading on the Toronto Stock Exchange and Breckenridge Resources Ltd., a Canadian reporting company involved in mineral exploration, then trading on the Vancouver Stock Exchange. During 1998 and 1999 Mr. Jackson consulted for the Vancouver International Airport Authority.

     Officers of the company do not devote their full time and attention to our affairs. We estimate that Mr. Danvers devotes over 80% of his time to our business and Mr. Jackson less than 10%. There are no family relationships between any of our directors, executive officers and/or directors, nominees therefore or significant employees.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding our common stock beneficially owned as of the date of this prospectus, by:

        (i) each stockholder known by us to be the beneficial owner of five (5%) percent or more of our outstanding common stock;
        (ii) each of the our executive officers and directors; and
        (iii)all executive officers and directors as a group.

     As at July 31, 2003, there were 18,350,000 shares of our common stock issued and outstanding.

         Name and Address of   Amount and Nature of            Percent
         Beneficial Owner (1)  Beneficial Owner  (2)           of Class

         Robert Danvers (3),(4),(5)       10,788,000             58.8%
         Chantal Trudeau                   1,967,200             10.7%
         Simon Danvers                     1,967,200             10.7%
         Nicholas Danvers                  1,967,200             10.7%
         Danby Technologies Corporation      422,400              2.3%

14


         Stephen Jackson                       2,000              0.0%

         All Executive Officers
         and Directors as a group
          (2 persons)                     10,790,000             58.8%
_____________________

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 444 Columbia Street E, New Westminster, BC V3L 3W9.
(2) Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.
(3) Includes 1,967,200 common shares held in the name of Chantal Trudeau. Robert Danvers is the spouse of Chantal Trudeau. Each disclaims beneficial ownership of the shares beneficially owned by the other.
(4) Includes 3,934,400 common shares held in the name of Danby Investment Corp., a British Columbia corporation on behalf of Simon Danvers as to 1,967,200 common shares and Nicholas Danvers as to 1,967,200 common shares. Simon Danvers and Nicholas Danvers are the minor children of Robert Danvers and Chantal Trudeau. Simon Danvers and Nicholas Danvers shares are held in trust by Danby Investment Corp. for their benefit. Robert Danvers is the President and sole shareholder of Danby Investment Corp.. As trustee, Robert Danvers has full direction and control of the shares held beneficially for Simon Danvers and Nicholas Danvers.
(5) Includes 422,400 common shares held in the name of Danby Technologies Corporation, a British Columbia corporation. Robert Danvers is the President and sole shareholder of Danby Technologies Corporation.

Change of Control

     There are currently no arrangements known to us, which will or in the future could, result in a change of control.


                        DESCRIPTION OF SECURITIES

General

     The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by




15




our articles of incorporation, our bylaws and Nevada Law. Our authorized capital stock consists of 450,000,000 shares consisting of two classes of stock as follows:

Common Stock

     Our articles of incorporation authorize the issuance of 300,000,000 shares of common stock, par value $0.001. Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.
Cumulative voting for the election of directors is not permitted by the articles of incorporation.

     Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs. In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

     As of the date of this prospectus, there were 18,350,000 shares of our common stock issued and outstanding, held by approximately 100 holders of record.



Preferred Stock

     Our articles of incorporation authorize the issuance of 150,000,000 shares of preferred stock, par value $0.001. Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued by us.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, and its telephone number is (801) 281-9746.


                 INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to






16




receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

     The financial statements included in this prospectus and registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be gov-erned by the court's decision.


                   ORGANIZATION WITHIN LAST FIVE YEARS

     We were incorporated under the laws of the State of Nevada on August 30, 2001, and are in the developmental stage. Effective October 3, 2001, we entered into an agreement to acquire the prior development, designs and pilot implementation of a virtual office system from Danby Technologies Corporation in consideration for a purchase price of $60,000 and a royalty on our net revenues from the system or products or services which use the system. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates $250,000 and thereafter, at the rate of 1%.

     In May 2002, we issued Danby Technologies Corporation 7,080,000 common shares and a staff member 120,000 common shares in settlement of the principal amount of $60,000 due under the terms of the purchase agreement of October 3, 2001. Mr. Danvers, our President, Chief Executive Officer and a director, beneficially owns Danby Technologies Corporation. The virtual office system was one of Danby Technologies Corporation's development projects. Mr. Danvers has been our sole promotor since inception.

     In October 2001, we organized a wholly-owned British Columbia, Canada corporation to enable us to conduct our development and to service the Canadian market after commercialization of our systems and in April 2003, a wholly-owned Nevada corporation to develop and market an event management system.



17




     In February 2003, we filed a Form of Certificate Change to amend our Certificate of Incorporation, to increase our authorized and issued capital stock through a 1 to 6 forward split to 450,000,000 shares of capital stock authorized for issuance, consisting of 300,000,000 shares of common stock (par value $0.001) and 150,000,000 shares of blank check preferred stock.


                         DESCRIPTION OF BUSINESS

Business of Issuer

     Our business plan is to develop and market systems, and related products and services for remote access via the Internet to business processes such as software applications, data and a firm's business procedures and methods. We use the general term "virtual business systems" to describe the systems we develop and market. We plan to market our products and services principally to businesses in the U.S. and Canada and to earn revenue from monthly services fees, usage and transaction fees, and from consulting.

     A virtual business system is essentially a network computer system or server, similar to those found in most business offices, which provide the business with software applications, security, net work communications and a central data store. We use the term "business processes" to describe the functions, methods or practices undertaken by a firm to support its business, such as customer rela tionship management, accounting, human resources, conference and communication or some other specialized process, applicable only to the firm itself.

     The distinguishing or differing features of what we describe as virtual business systems are their management, fee structures and user accessibility. Instead of a firm purchasing computer hardware and software, establishing and maintaining its own network computer system, its business process or systems are maintained on our servers, which are established, managed and ready for use. A virtual business system is accessible via the Internet, rentable and expandable when needed. Virtual business system customers share a network computer system with other virtual business system customers. The virtual business system is accessed securely by a firm's properly authorized employees, advisors and customers (we refer to these as "users") via the Internet, using an Internet browser from their computer workstation. Our virtual business systems will generally not require specialized software to be installed on the computer our customers use to access our systems. We also refer to the term "online" in our business description to indicate a service or business process that is accessible via the Internet, 24 hours a day.

     The provision of software applications online, either as an application hosting service, ASP or a developer of specialized business process applications, is gaining acceptance and a following among business, and represents, we believe, a strong competitive model to a firm establishing and maintaining their own software and systems. We do not plan however to compete with hosting service bureaus or develop products that directly compete with the major developers and








18




providers of online services. We will focus our marketing and development activities toward niche markets. Our approach is to provide superior security features and to manage all of a firm's business processes within our virtual office. This enables a firm to capture and maintain information centrally as it is created, have interoperability between its business processes and have relevant information available to authorized persons, in real time. We are developing the productivity applications for our virtual office as outlined below, to enable us to offer additional business
functionality in support of this model.   Our approach is also to
focus on niche applications or business processes, suited to our systems. In furtherance of this approach, we are in current discussions with industry participants to provide input into our development and to use and sell an event management application that will operate within our system.

Products and Services

     We have developed an online virtual business system that we refer to as our virtual office, to provide business users with a fully managed network computer system accessible via the Internet. We are marketing our virtual office business system with the following capabilities or functionality:


     "   e-mail, calendar, address book, to-do lists and reminders;
     "                 group calendar and schedule;
     "                 web site;
     "  data storage and access, document sharing, cut and paste;
     "   local printing;
     "   backup and security;
     "   run user applications ; and
     "   maintenance and upgrades,

both as an office environment for business and also as a platform for businesses to operate their specialized business processes in support of their own product offerings. Our virtual business system includes the ability to offer enhanced security through digital certificates and smartcards and our ability to provide customized development and related services for secure online access and transactional processing.

     We are also marketing products and services for security and access control of web sites and for implementing secure e-mail communication. We offer our Internet security services as part of our virtual business systems and separately, under the commguardT brand. We provide digital certificates for encryption of e-mail communications and also for digital credentials or signatures that distinctly identify the sender or user. Our digital certificates can also be used to secure online access and control for web sites and Internet accessible systems or applications. Through our license with CTEC Security Solutions Inc., a related company, we are currently marketing products and services within the United States, under the commguardT brand. As a licensee, we provide a full system for enabling customers and their clients to use e-mail encryption and digital signatures that includes: all components; service and support; and systems to manage a customer's roll-out and ongoing maintenance of






19





digital identifications. The commguardT secure e-mail service is billed as a monthly service fee.

Recent Developments

     Since completing the development of the virtual office platform in the beginning of 2003, we have undertaken activities in furtherance of our business plan and to develop markets for our products and services.

     We introduced the company and our business plan to potential funders and have actively pursued funding options during this period. In June 2003, we completed a private placement of 100,000 units at $4.00 per unit.

     We introduced to potential customers and joint venture partners, our virtual office system and platform and our management and customization services, as a backbone for operating and managing business processes on line, both as a virtual office and to run a firm's specialized business process. Our discussions have assisted us in identifying potential opportunities for running and operating online security and access control systems and specialized process such as those for managing events online. In April 2003, we incorporated Eventec Inc., as a wholly owned subsidiary, to facilitate the development and marketing of an event management system in conjunction with industry partners. We are currently in discussions with two vendors to utilize our virtual business system as a base for managing and offering their specialized services online. We have however, no commitments from vendors to use our virtual business system or our proposed virtual business system for managing events or any other business processes online.

     We undertook a review of our systems' access and security controls and, to enhance our security model. We have undertaken a program to incorporate digital identifications and smartcards in our systems. Digital identifications and smartcards provide a high level of assurance and security to protect from unauthorized access, and from identity spoofing. In May 2003, we entered into a licensing agreement with CTEC Security Solutions Inc., a related company, to sell their commguardT branded access and security control products and services in the United States. Through our license with CTEC, we have a source of supply for our smartcards and smartcard readers at competitive market rates. Since that time, and in conjunction with CTEC, we have among other things:

- developed and printed brochures targeted to the accounting, legal, financial and investment management professions;
- developed an operational Certification Authority for the issuance of digital certificates, as an application that runs within our business systems;
- developed initial policies and practices documentation for the operation of the Certificate Authority and the issuance of digital certificates; and
- introduced commguard e-mail communication security system to potential customers within the legal and accounting communities.




20



     We have also continued our development of the productivity applications modules and a have undertaken a plan for the incorporation of digital identifications and smartcards into our virtual business systems.

     Our current objective is to accelerate our marketing efforts for our virtual business system and our e-mail communication security product, to develop business relationships and opportunities and to sell our products and services to customers. In addition, we also plan to complete development of our productivity applications and an event management system as is more fully described below.

Development Plans

     Our business plan calls for ongoing expenditures for product development and for the development of custom applications for our virtual business systems. We also plan to undertake ongoing development to support and enhance our product and service offerings. The following outlines two products or applications, designed to run in conjunction with the virtual office, which are the principal focus of our current development plan.

         (a)   Productivity Applications

            Planned as an integrated application which runs in conjunction with the virtual office or virtual business system to provide the following integrated business process functionality:

-            client and contact management;
-            document   and resource management;
-            task and project management; and
-            time,  expense tracking and billing.

              We have completed various initial prototypes of the productivity applications and are currently engaged in completing a commercial implementation of the productivity applications.

        (b)                 Event Management Application

              This application is planned to address the need for online event management, which would include online customer ordering, a web presence, ticket, data management and commu nication functions. The application is planned to integrate with our virtual business system or alternatively, be operated as a stand alone online business system. We are currently in the process of completing our development designs and plans for the implementation of this event management application.

     We have set forth estimates of the costs and time frame to complete the elements of our development plan under the section titled Management's Discussion and Analysis or Plan of Operation.





21



Systems

     Our virtual business systems are composed of three components, or layers, which we describe as the hardware and operating system layer, the middleware layer and the business processes layer. We purchase or subscribe for operating system and middleware software licenses. Operating system and middleware software is priced per server with additional fees for each user. We are able to acquire these licenses readily without lead time, in the normal course of our business. We develop and implement our online systems in what we term the business processes layer. There are no additional licensing fees or charges applicable to our own development. Our planned internal management information system will also be implemented in this layer, to provide real-time information on the status of client orders and system usage
and to provide automated billing and accounting.   Our systems are
currently installed on Danby Technologies' servers as part of our services engagement. As part of our current upgrade plan, we expect to acquire some server hardware and software licenses and upgrade our system security.

Intellectual Property

         We currently market our products as the "Infotec Business System" and "Infotec Virtual Office System" although we have not yet applied for such a registered trademark and there is no assurances that such mark would be available that we would be granted such mark. We have obtained the right to use the Internet domain names www.infotecbusinesssystem.com, infotecbusinessstrategies.com and infoteconlineoffice.com. We do not have and cannot acquire any property rights in an Internet address.

     To protect our rights to intellectual property, we will rely on a combination of trademark, copyright law, trade secret protection, and confidentially agreements although we do not have confidentiality agreements signed in every instance.

     Our products and services incorporate some commercial computer software and intellectual property owned by others, for which we are required to pay licensing fees.

Competition

     We will compete with numerous providers of online or Internet accessible business applications and services companies, many of which have far greater financial and other resources than we do. Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing. Moreover, proven track records are of paramount consideration in selecting vendors.

     We plan to compete, through the development of an integrated, fully managed virtual office, as well as through a focus on
specialized business service opportunities.   We also plan to market



22



our products and services through channel partners and resellers.

     While our management team has significant business experience, we, as a company, have no proven track record in the online services industry. We can provide no assurance that we will be able to successfully market our systems or compete within this industry.

Government Regulations

     Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

     Currently, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

     *     Sales and other taxes;
     *     User privacy;
     *     Pricing controls;
     *     Characteristics and quality of products and services;
     *     Consumer protection;
     *     Cross-border commerce;
     *     Libel and defamation;
     *     Copyright, trademark and patent infringement; and
     * Other claims based on the nature and content of Internet materials.

     These new laws may impact our ability to develop and market our virtual business systems in accordance with our business plan.




23


     We may have to qualify some of our products and services to do business in other jurisdictions. If we commence revenue activities, we anticipate that our sales and our customers will be in multiple states and foreign countries. As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions.

Research and Development Expenditures

     We have spent $88,308 on expenses associated with the acquisition of prior development costs and our development activities since inception. We plan to expend in the next 12 month period approximately $62,000 on expenses associated with the development of our proposed products and services.

     We expect to continue to develop our virtual business systems and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our systems and to maintaining our competitive positioning.

Environmental Regulations

     We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

     We currently have no full-time employees; we have one full time contractor and we engage three part-time contractors. Mr. Robert Danvers, our President and Chief Executive Officer is a full time contractor. Danby Technologies provides two of our part-time contract positions. CTEC provides our additional part-time contractor. As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.


                            PLAN OF OPERATION


     Other than historical and factual statements, the matters and items discussed in this prospectus on Form SB-2 are forward-looking statements that involve risks and uncertainties. Actual results of the company may differ materially from the results discussed in the forward-looking statements. Certain factors that could contribute to such differences are discussed with the forward-looking statements throughout this report.

     The following discussion should be read together with the information contained in the financial statements and related notes included elsewhere in this prospectus.



24



General

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to software development expenses, financing operations and contingencies and litigation. We base these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     Financial Reporting Release No. 60, which was recently released by the SEC, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 2 to our consolidated financial statements includes a summary of the significant accounting policies and methods used in the preparation of our financial statements. We believe that the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

     Software development costs are expensed as incurred unless the development project meets the criteria under United States generally accepted accounting principles for capitalization. Capitalization of software development costs begins upon the establishment of technological feasibility and ceases when the product is available for general release. The company has no capitalized software development costs at April 30, 2003.

Operation Development and Plan

     We are a development stage company. We have undertaken initial marketing of our products and services, however, we have not as yet engaged in revenue producing activities. Our business plan is to develop and commercialize systems that provide remote access to business processes via the Internet. We plan to market our products and service to businesses in the U.S. and Canada and to earn revenue from monthly service fees, usage and transaction fees and from consulting. In furtherance of our business plan, we have undertaken the following since our incorporation in August 2001 (For a more detailed discussion of our recent activities, please refer to "Recent Developments" in the section "Description of Business"):

     We acquired the prior development, designs and pilot implementation of the virtual office system in October 2001 from Danby Technologies Corporation, a company owned by Robert Danvers. Danby Technologies developed the original design and implementation methodology for the virtual office and a pilot or test implementation of the virtual office over the period of approximately two years from the Fall of 1999 through to our acquisition in October, 2001.



25




     In October 2001, we organized a wholly-owned British Columbia, Canada corporation to enable us to conduct our development and to service the Canadian market after commercialization of our virtual office system and engaged Danby Technologies Corporation to provide office space and an Internet accessible server-based system for us to continue development and testing. The pilot of the virtual office is installed on Danby Technologies' servers.

     Since the October 2001 acquisition, we continued to progress our development plan focusing on additional testing of the pilot implementation in a live business environment with multiple users and the development of updated designs for a commercial version of the virtual office system. Since the commencement of the fiscal year ended April 30, 2003, we upgraded our pilot system to incorporate new software and our updated designs and have undertaken internal testing with related parties. This work provided us with a stable infrastructure for the virtual office and better segregation and privacy of our customers' data and business operations. We also continued development of our productivity applications using alternate approaches for implementing our designs.

     In April 2003, we organized a wholly-owned Nevada corporation to develop and market our planned event management system.

     In May 2003, we entered into an agreement with CTEC Security Solutions Inc., a company of which Mr. Danvers is a director, officer and minority shareholder, and its subsidiary CommGuard Inc., to license their business applications and products and services related to online access and Internet communication security, for sale within the United States.

     Our current plan of operations includes an expanded marketing effort as well as our product development activities. Our objective is to successfully market our existing products and services and to complete development of additional products and services which will meet and address a business need.

     Marketing

     During the early phase of our plan, we expect to continue to develop awareness of our virtual business system as a platform for the deployment of business applications over the Internet through direct contact, trades conferences and online. We have currently identified opportunities with security monitoring and access control firms and firms who manage events. We will actively pursue these opportunities as well as developing customer and channel relationships and new sales opportunities. We are in the process of developing our web site and additional marketing materials for the virtual business system. We expect input from our discussions with potential customers and channel partners to assist us in directing our marketing efforts.

     We will also continue introduction of our e-mail communication security services and the development of brand and product awareness. We have identified the accounting, legal and the financial professions as initial focuses of our marketing of this product. We intend to develop business relationships and channel partnerships as well as



26


develop relationships with industry associations and professional bodies. In conjunction with CTEC, we have plans to attend two conferences where we will have the opportunity to show the commguardT products and services to the legal community in Canada.

     We currently have insufficient staff to undertake all aspects of our marketing efforts. We expect to hire or engage marketing and sales consultants and to additionally seek opportunities for marketing through channel partners and resellers. We expect to add one service and support technician as our support and service obligations increase.

     Development

     We plan to accelerate our current development activities and to maintain a strong development focus to support our business opportunities. Our current development plans include:

         (i)   complete development of the productivity applications;
and

         (ii) complete designs and implementation for the event management system.

     The productivity application is designed for use with the virtual office to provide a unified base for contact, task, communication, and
resource and document management.   We estimate that this application
will be available for customer testing and input in our second quarter.

     The event management system is designed around the needs of operators of events and will include online ticket and merchandise sales, provide the firm with Internet access to manage and view information and update their offerings. We are in the design stage of this application and expect to proceed to development activities in the second quarter and to testing and operating our implementation in the third quarter. Progress in development of this application is dependant on our completing discussions with industry participants who can provide input into our designs and assist with introducing the system to potential customers.

     In addition we plan to maintain an ongoing development program that will continue enhancing and upgrading our systems, developing new products and services and providing support for our product and service offerings. Our development staff are also responsible for our system operation and maintenance responsibilities and for providing our custom development services. We have budgeted approximately $62,000 for our development activities over the next six month period and $20,000 for computer equipment and software. Further additions to our budget are dependant on the receipt of adequate additional funding.

     To accomplish our development objectives, we will need to hire additional employees or contractors. Our current plan is to rely on increasing our three part-time technical consultants' work hours, which we believe will be satisfactory to accomplish our development through the end of the second quarter. We believe we can engage additional consultants and subcontract development staff with the required skills, as they may be needed.



27


Results of Operations

     We have not yet engaged in any revenue-producing activities, nor are we a party to any binding agreements that will generate revenues. For the period from incorporation, August 30, 2001 through April 30, 2003, we incurred a deficit of $172,675. Our principal areas of expenditure during the period were for development costs of $88,308, rent and occupancy costs of $28,500, system rental of $28,308 and professional fees of $16,209.

     For the year ended April 30, 2003, we incurred a net loss of $80,237. Our principal areas of expenditure during the year ended April 30, 2003 were for occupancy costs of $18,000, system rental of $18,000, development costs of $18,000 and professional fees of $16,209. Professional fees and office and miscellaneous expenses were higher due to our increased general operation activities and the costs of professional assistance with our regulatory filings. Occupancy, system rental and technical subcontract costs increased, reflecting a twelve month inclusion for the year compared to the seven month inclusion in the prior year.

Liquidity and Capital Resources

     As of April 30, 2003, we had an accumulated deficit of $172,675 and cash in the bank of $3,818. We had a working capital deficit at April 30, 2003 of $45,675. The deficit was funded during the period from incorporation through April 30, 2003 principally by proceeds from the issuance of common shares of $67,000, conversion of indebtedness to common shares of $60,000 and accounts payable, and amounts from related parties of $47,708.

     For the year ended April 30, 2003, net cash used in operating activities was $58,248, which primarily resulted from the net loss of $80,237 combined with changes in working capital amounts. Net cash provided by investing activities was $60,000 resulting from net proceeds from sales of our investments. Non-cash conversion of indebtedness to common shares was $60,000.

     We have incurred net losses each year since inception and have relied on the sale of our stock from time to time and terms from related suppliers to fund our operations. In October 2001, we com pleted a sale of 12,600,000 of our common shares for net proceeds of $7,000. In May 2002, we completed the conversion of $60,000 of debt into 7,200,000 shares of our common stock and completed the sale of 7,200,000 shares of our common stock through a private placement, with net proceeds of $60,000. Furthermore, in June 2003 we completed the sale of an additional 100,000 shares of our common stock with net proceeds of $400,000, for a total of $527,000 of funding since inception.

     Management believes that our working capital will be sufficient to sustain our current planned operations for a period of twelve months and, while management believes that sales and ultimately profitable operations, can be attained in the future, there is no assurance that sales will be made or that if made, they will be of a



28



level required to generate profitable operations to provide positive cash flow. Management has a desire to expand our planned marketing and development activities during this period to more fully exploit market opportunities. Expanding our marketing and development activi ties would require additional funding. We are unable to predict at this time the exact amount of any additional working capital we will require to fund the implementation of our business plan and achieve cash flow sufficient to sustain operations and achieve profitability. We may receive additional capital from the exercise of share purchase warrants or, alternatively, we may seek additional capital in the private and/or public equity markets through the sale of equity or debt securities, or through the issuance of debt instruments. If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution. If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock. Moreover, we may not be successful in obtaining additional financing when needed or on terms favorable to our stockholders. As we have no commitments from any third parties to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

     We have commenced initial marketing of our products and services, however, we have not yet generated any revenues, nor are we a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, there is no basis at this time for investors to make an informed determination as to the prospects for our future success. For this reason and, as we have not achieved profitable operations and require additional capital to achieve our objectives, our auditors have included in their report covering our financial statements for the period from incorporation to April 30, 2003, that there is substantial doubt about our ability to continue as a going concern.

Product Research and Development

     We anticipate spending $62,000 over the next twelve month period for product development to: complete development of productivity applications and event management system; and complete our infrastructure development and incorporation of digital certificates and smartcards in our products and services.

Property or Plant

     To complete our infrastructure for commercial operations, we estimate software licensing costs and the cost for equipment and related expenses will be approximately $20,000. With adequate addi tional funding, we would increase this budget by $60,000.

     Except as noted above, we do not expect to purchase or sell plant and significant equipment in the next twelve months.

Employment

     We expect our operations to grow to four employees and contractors from our current level of one full-time and three part-time contractors. The number and positions of any new employees and contractors will be determined by additional funding, if obtained.




29


                         DESCRIPTION OF PROPERTY

     We do not own or lease any real property. Our principal executive offices and our subsidiary's development facilities are located in property leased by Danby Technologies Corporation, a company controlled by Mr. Robert Danvers, our President and a director. These offices are located at 444 Columbia Street E., New Westminster, B.C. V3L 3W9. We pay $1,500 per month for our office rent at this location under a month to month agreement, renewable automatically unless cancelled by either party on 30 days written notice.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth below, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which the amount involved exceeded $60,000 and in which any of our directors or executive officers, any security holder who is known by us to own of record or beneficially more than five per cent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

     Mr. Robert Danvers may be considered a promoter within the meaning of the federal securities laws.

During the period from August 30, 2001 (inception), through April 30,
2003:

         We acquired from Danby Technologies Corporation, a company owned and controlled by Robert Danvers, the prior development, designs and implementations for a virtual office system for the reimbursement of $60,000 of Danby Technologies Corporation's prior out of pocket development expenses and a royalty on future sales of 2%, to an aggregate $250,000 and thereafter at the rate of 1% of net revenues.

         We issued 12,600,000 common shares in a private transaction to Mr. Robert Danvers, Mr. Danvers spouse, Chantal Trudeau and their minor children Nicholas and Simon Danvers for an aggregate consideration of $7,000.

         On October 3, 2001 we engaged Danby Technologies Corporation to provide office premises on a month to month basis at the rate of $1,500 per month and further to provide us with a shared internet enabled network system for deploying and testing our development and the professional staff to maintain the implementation and undertake development at the rate of $3,000 per month. In the period from incorporation to April 30, 2002, we incurred total fees of $85,116 of which the outstanding balance was $46,565 at April 30, 2003.

         We issued 7,080,000 common shares to Danby Technologies Corporation and 120,000 to a member of their staff in settlement of the principal amount of $60,000 due Danby


30



         Technologies Corporation under the October 3, 2001 purchase agreement.

         Subsequent to April 30, 2003:

         We entered into a licensing agreement with CTEC Security Solutions Inc., a company with directors in common, to enable us to incorporate private key infrastructure security into our online systems. The licensing agreement is for a three year period and allows us to sell commguardT branded products and services in the United States for a royalty of 10% of the net sales revenues derived from these products, to an aggregate $7.5 million and 7.5% thereafter.

        At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

     Members of our management team are not employed by us on a full-time basis. They are involved in other business activities and may, in the future become involved in other businesses. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We do not have and do not intend in the future to formulate a policy for the resolution of such conflicts. We currently have no agreements with members of our management team.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Infotec's common stock is traded over-the-counter on the OTC Electronic Bulletin Board under the symbol "IFOB". The following table sets forth the high and the low bid quotations for the common stock for the period from inception of trading in February 2003 through April 30, 2003. The closing bid on June 30, 2003 is also shown. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.


         Period                               High     Low

         4th Quarter
         February 4, 2003 - April 30, 2003   $2.50    $0.01


On July 31, 2003, the closing bid price for the common stock was $5.50

Holders of Our Common Stock

     As of the date of this registration statement, we had approximately one hundred (100) registered stockholders.


31



Rule 144 Shares

     At the date of this prospectus, we have 18,350,000 shares of common stock outstanding, not included 125,000 shares reserved for issuance upon exercise of warrants which have been issued and remain outstanding. A total of 11,150,000 shares of our common stock will be available for resale to the public at various dates between October 6, 2003 and June 16, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal approximately 183,500 shares as of the date of this prospectus; or

     2. the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

     Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     As of the date of this prospectus, persons who are our affiliates hold 10,800,000 shares that may be sold pursuant to Rule 144 after October 6, 2003, April 12, 2004 and May 13, 2004.

Stock Option Grants

     To date, we have not granted any stock options.

Registration Rights

     We have not granted registration rights to the selling stockholders or to any other persons.



32


Dividends

     There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

      1. we would not be able to pay our debts as they become due in the usual course of business; or

        2.our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

        We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                         EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information relating to all compensation awarded to, earned by or paid by us during the period from August 30, 2003 (inception) through April 30, 2003 to: (a) all individuals, serving as our Chief Executive Officer in the fiscal year ended April 30, 2003; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended April 30, 2003:

                                    Other  Securities
                                    Annual Underlying        All
Name and        Fiscal             Compen-  Options/  LTIP  Other
Principal PositionYearSalary Bonus  sation  SARs (#)PayoutsCompensation

Robert Danvers   2003 -        -       -     -         -      -
   President, CEO2002 -        -       -     -         -      -


     Effective May 2003, the company has approved a fee of $5,000 per month to Danby Financial Management Corp., a company controlled by Mr. Danvers, our President, for services rendered by Mr. Danvers.

Option Grants in Last Fiscal Year



33


     We did not grant any stock options to the executive officers during our most recent fiscal year ended April 30, 2003. We have also not granted any stock options to executive officers since April 30, 2003.

Compensation of Directors

     There are no standard arrangements pursuant to which directors are compensated for any services provided as director. No additional amounts are payable to directors for committee participation or special assignments performed for and on our behalf through to April 30, 2003.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.


                          AVAILABLE INFORMATION

Availability of Additional Information

     We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

     The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis and



34


Retrieval system.   Following the effective date of the registration
statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law. This registration statement and other filings made by us with the SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.


                       REPORTS TO SECURITY HOLDERS

     We will voluntarily send a report annually to stockholders including our annual audited financial statements.





35





FINANCIAL STATEMENTS

                                                       Page


        Annual Audited Financial Statements

        Independent Auditors' Report                           F-2
        Consolidated Financial Statements
        Consolidated Balance Sheets                            F-3
        Consolidated Statements of Operations                  F-4
        Consolidated Statements of Cash Flows                  F-5
        Consolidated Statement of Stockholders' Deficiency F-6 Notes to the Consolidated Financial Statements F-7 - F-11


F-1


                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)


                     CONSOLIDATED FINANCIAL STATEMENTS


                          APRIL 30, 2003 AND 2002
                         (Stated in U.S. Dollars)


                       INDEPENDENT AUDITORS' REPORT




To the Shareholders of
Infotec Business Systems, Inc.
(A development stage company)

We have audited the consolidated balance sheets of Infotec Business Systems, Inc. (a development stage company) as at April 30, 2003 and 2002, and the consolidated statements of operations, cash flows, and stockholders' deficiency for the year ended April 30, 2003, and for the period from August 30, 2001 (date of inception) to April 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2003 and 2002, and the results of its operations and cash flows for the year ended April 30, 2003, and for the period from August 30, 2001 (date of inception) to April 30, 2002 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $172,675 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                                   "Morgan & Company"

June 24, 2003                               Chartered Accountants











                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

                        CONSOLIDATED BALANCE SHEETS
                         (Stated in U.S. Dollars)



                                                     APRIL 30
                                                 2003      2002
                                                ----------------
ASSETS

Current
Cash                                          $ 3,818   $ 2,066
Amounts receivable                              757       2,094
Prepaid expenses                                -         633
                                              -----------------
                                              $ 4,575   $ 4,793
                                              =================
LIABILITIES

Current
Accounts payable - related company            $ 47,708  $ 90,227
Accounts payable - other                        2,542     4
                                              ------------------
                                                50,250    90,231
                                              ------------------
STOCKHOLDERS' DEFICIENCY

Capital Stock (Note 3)
Authorized:
300,000,000 common shares, par value  $0.001
per share
150,000,000  preferred  shares,  par   value
$0.001 per share

Issued and outstanding:
27,000,000 common shares at April  30,  2003
and
12,600,000 common shares at April 30, 2002      27,000    12,600

Additional paid-in capital                      100,000   (5,600)


Deficit  Accumulated During The  Development   (172,675) (92,439)
Stage                                          ------------------
                                                (45,675) (85,438)
                                               ------------------

                                              $ 4,575   $ 4,793
=================================================================
Nature Of Operations (Note 1)







                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

                   CONSOLIDATED STATEMENTS OF OPERATIONS
                         (Stated in U.S. Dollars)



                                             PERIOD     PERIOD
                                              FROM       FROM
                                            DATE OF     DATE OF
                                           INCEPTION   INCEPTION
                                  YEAR     AUGUST 30   AUGUST 30
                                 ENDED      2001 TO     2001 TO
                                APRIL 30    APRIL 30   APRIL 30
                                  2003        2002       2003
                               ----------------------------------
Expenses
Office and miscellaneous       $ 10,028    $ 1,322     $ 11,350
Professional fees                16,209      -           16,209
Rent and occupancy               18,000      10,500      28,500
Equipment rental                 18,000      10,308      28,308
Software development costs       18,000      70,308      88,308
                                ---------------------------------
Loss For The Period            $ (80,237)  $ (92,438)  $ (172,675)
=================================================================


Basic  And Diluted  Loss  Per  $ (0.01)    $ (0.01)
Share
=========================================================

Weighted Average Number Of
Shares Outstanding               26,506,849  10,474,074
=========================================================






                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Stated in U.S. Dollars)



                                             PERIOD     PERIOD
                                              FROM       FROM
                                             DATE OF    DATE OF
                                            INCEPTION  INCEPTION
                                     YEAR   AUGUST 30  AUGUST 30
                                    ENDED    2001 TO    2001 TO
                                    APRIL   APRIL 30   APRIL 30
                                      30
                                     2003       2002       2003
                                   ------------------------------
Cash    Flows   From    Operating
Activities
Loss for the period                $(80,237) $(92,438) $ (172,675)


Changes in non-cash working
capital balances related to
operations:
Prepaid expenses                        633      (633)      -
Amounts receivable                    1,337    (2,094)       (757)
Accounts payable-related company     17,481    90,227     107,708
Accounts payable - other              2,538         4       2,542
                                    ------------------------------
                                    (58,248)   (4,934)    (63,182)
                                    ------------------------------

Cash    Flows   From    Financing
Activity
Issuance of share capital            60,000   7,000      67,000
                                    ------------------------------
Increase In Cash During The Year     1,752    2,066      3,818

Cash, Beginning Of Year              2,066    -          -
                                    ------------------------------
Cash, End Of Year                  $ 3,818  $ 2,066    $ 3,818
                                    ==============================

Supplementary Non-Cash  Financing
Activity
Shares issued for settlement of
accounts payable                   $ 60,000 $ -        $ 60,000
                                    ==============================




                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                              APRIL 30, 2003
                         (Stated in U.S. Dollars)




                            COMMON STOCK         DEFICIT
                       ------------------------- ACCUMULATED
                                      ADDITIONAL DURING THE
                                        PAID-IN  DEVELOPMENT
                      SHARES   AMOUNT   CAPITAL  STAGE        TOTAL
                     -----------------------------------------------
October, 2002 -
Issued for cash      2100000  $ 2,100  $4,900   $ -        $ 7,000

Net  loss  for  the  -           -       -        (92,438) (92,438)
period              ------------------------------------------------

Balance, April  30,  2100000    2,100   4,900     (92,438) (85,438)
2002

May, 2002 - Issued
for settlement of
accounts payable     1,200,000  1,200   58,800      -       60,000

May, 2002 - Issued   1,200,000  1,200   58,800      -       60,000
for cash
February, 2003 -
Forward stock split  22,500,000 22,500 (22,500)     -          -
(1:6)
Net  loss  for  the  -           -       -        (80,237) (80,237)
period               -----------------------------------------------

Balance, April  30,  27,000,000 27,000 $100,000  $(172,675)$(45,675)
2003                 ===============================================





                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          APRIL 30, 2003 AND 2002
                         (Stated in U.S. Dollars)



1.NATURE OF OPERATIONS

  a)Organization

     The Company was incorporated in the State of Nevada, U.S.A. on August 30, 2001. The Company's wholly owned subsidiaries Infotec Business Strategies, Inc. was incorporated under the laws of the Province of British Columbia on October 1, 2001 and Eventec Inc. was incorporated under the laws of Nevada on April 25, 2003. On February 28, 2003, the Board of Directors authorized a 1:6 forward stock split of the Company's $0.001 par value common shares and its $0.001 par value preferred shares. As a result of the split, 22,500,000 additional common shares were issued and additional paid-in capital was reduced by $22,500. All references in the accompanying financial statements to the number of common and preferred shares and per-share amounts for 2002 have been restated to reflect the stock split.

  b)Development Stage Activities

     The Company is engaged in the development of internet accessible ("online") systems for conducting business processes in real time. The development is currently focused on a "virtual office" system for small and medium businesses which provides remote users with access via a web browser to their software applications, corporate data storage and integrated business applications for contact management, time and project management, and client management.

     The Company is in the development stage; therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of Infotec Business Systems, Inc.'s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

  c)Going Concern

     The Company will need additional working capital to be successful in its planned development activities and to service its current liabilities for the coming year, and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding through a private placement and long term financing.


                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          APRIL 30, 2003 AND 2002
                         (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES

  The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

  a)Consolidation

     These  consolidated financial statements include the accounts  of  the
     Company   and   its   wholly  owned  subsidiaries,  Infotec   Business
     Strategies, Inc. and Eventec Inc.

  b)Software Development Costs

     Software development costs are charged to expense as incurred unless the development project meets the criteria under United States generally accepted accounting principles for capitalization. Capitalization of software development costs begins upon the establishment of technological feasibility and ceases when the product is available for general release. The Company has no capitalized software development costs at April 30, 2003.

  c)Development Stage Company

     The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

  d)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.
                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          APRIL 30, 2003 AND 2002
                         (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  e)Foreign Currency Translation

     The operations of the Company's subsidiary, Infotec Business Strategies, Inc., are located in New Westminster, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period.

  f)Financial Instruments

     The   Company's   financial  instruments  consist  of  cash,   amounts
     receivable, prepaid expenses and accounts payable.

     Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

  g)Basic and Diluted Loss Per Share

     The Company computes loss per share in accordance with SFAS No. 128 - "Earnings Per Share". Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same as any exercise of options or warrants would be anti-dilutive.


3.CAPITAL STOCK

  a)During the year, the Company entered into a debt settlement agreement whereby it settled the $60,000 arising from the purchase of software development costs by the issuance of 1,200,000 common shares at a price of $0.05 per share.

  b)During  the  year,  the  Company  completed  a  private  placement   of
     1,200,000 common shares at $0.05 per share, resulting in proceeds to the Company of $60,000.


                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          APRIL 30, 2003 AND 2002
                         (Stated in U.S. Dollars)



4.COMMITMENT

  Pursuant to a purchase agreement dated October 3, 2001, the Company acquired computer software development costs for the consideration of $60,000, and a royalty of 2% on the net sales revenue of any product or service that uses all or any portion of the software until the amount paid totals $250,000, after which the royalty drops to 1%. The royalty is payable quarterly following the first commercial sale of products or services.

  The software development costs were acquired from Danby Technologies Corporation ("Danby"), a company controlled by a majority shareholder, and was recorded at Danby's historical cost base as at April 30, 2002.


5.RELATED PARTY TRANSACTIONS

  During the year, the Company entered into transactions (recorded at exchange values) with related parties as follows:

  i)The Company engages Danby Technologies Corporation to provide a shared internet enabled network system for deploying and testing, and to provide professional staff to maintain implementation and undertake development.

  ii) The Company rents its office premise from Danby Technologies Corporation at the rate of $1,500 per month on a month to month basis.

                                                 2003     2002
                                               ---------------
 Equipment rental                            $ 18,000  $10,308

 Software development costs                    18,000   10,308

 Rent and occupancy                            18,000   10,500
                                            ------------------

                                             $ 54,000  $31,116
                                            ==================








                      INFOTEC BUSINESS SYSTEMS, INC.
                       (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          APRIL 30, 2003 AND 2002
                         (Stated in U.S. Dollars)



6.SUBSEQUENT EVENTS

  On June 3, 2003, the Company completed a private placement of 100,000 units at $4.00 per unit for proceeds of $400,000. Each unit consists of one common share and one common share purchase warrant exercisable at $4.50 per share during the initial six months, and at an exercise price of $5.50 for the final six month period. In addition, the Company issued 25,000 share purchase warrants entitling the holder to purchase 25,000 common shares at a price of $4.50 per share on or before December 14, 2003, and at a price of $5.00 per share on or before June 13, 2004.

  In  conjunction with the above private placement, certain  directors  and
  stockholders   of   the  Company  agreed  to  return  to   treasury   for
  cancellation a total of 8,750,000 common shares.








PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS



INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Nevada General Corporation Law permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our articles of incorporation and bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the Nevada General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     As authorized by the Nevada General Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

     "   acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
     "   the payment of dividends in violation of the Nevada Revised
Statutes.

     This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.


               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated costs of this offering are as follows:

         Securities and Exchange Commission registration fee     $5.52
         Federal Taxes                           NIL



II-1


         State Taxes and Fees                    NIL
         Transfer Agent Fees                   1,000.00
         Accounting fees and expenses          5,000.00
         Legal fees and expenses              15,000.00
         Blue Sky fees and expenses            2,000.00


        Miscellaneous                           NIL
                                              _______

         Total                               $ 23,005.52


     All amounts are estimates other than the Commission's registration fee.

     We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


                 RECENT SALES OF UNREGISTERED SECURITIES

     We issued 12,600,000 shares of common stock on October 11, 2001 to Mr. Robert Danvers, Mrs. Chantal Trudeau and their minor children. Mr. Danvers is our President and a director. Mrs. Trudeau is the spouse of Mr. Danvers. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 for total proceeds of $7,000. The 12,600,000 shares of common stock are restricted shares as defined in the Securities Act. Mr. Danvers and Mrs. Trudeau were knowledgeable, had access to all relevant information in relation to the company and had the financial capacity to sustain an investment in the company.

     On May 13, 2002, we converted liabilities amounting to $60,000 through the issuance of 7,200,000 shares, to 2 persons being Danby Technologies Corporation as to 7,080,000 shares and to an associate of Danby Technologies as to 120,000 shares at their direction. These shares were issued pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant




II-2


to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above. The purchasers had access to financial and other information about us and were afforded the opportunity to ask questions concerning our operations and the terms of the debt conversion. Each subscription agreement precluded transfer except under the above conditions. No registration rights were granted to any of the purchasers.

     We completed an offering of 7,200,000 shares of our common stock to a total of 25 purchasers on May 14, 2002. The total amount received from this offering was $60,000. We completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.
We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. Each subscription agreement precluded transfer except under the above conditions. No registration rights were granted to any of the purchasers.

     On June 16, 2003, we completed an offering of 100,000 units at a price of $4.00 per unit to one accredited investor, for a total of $400,000. Each unit consists of one share of common stock and one share purchase warrant exercisable at $4.50 per share during the initial six months, and at an exercise price of $5.50 for the final six month period. We completed the offering in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the act. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution or resale except in compliance with applicable securities laws. The purchaser was given adequate access to sufficient information about us to make an informed investment decision. We had reasonable grounds to believe that the purchaser was an accredited investor, as defined by Rule 501 of Regulation D. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The subscription agreement precluded transfer except under the above conditions. No registration rights were granted to the purchaser.

     We did not utilize an underwriter for any of the foregoing.
Other than the securities mentioned or referenced above, we have not issued or sold any securities since incorporation.


II-3

                                EXHIBITS


A. Exhibits


Number      Description of exhibit

3.1         Articles of Incorporation (1)

3.1a        Form of Certificate Change (2)

3.2         Bylaws (1)

4.1         Reg S Securities Subscription Agreement (1)

5.1         Opinion of Adorno & Yoss, P.A., with consent to use (1)

10.1        Purchase Agreement with Danby Technologies Corporation (1)

10.2        Debt Settlement Agreement with Danby Technologies Corporation (1)

10.3        Services Engagement with Danby Technologies Corporation (1)

10.4        Deferral of Engagement Fees with Danby Technologies Corporation (1)

10.5        License Agreement (3)

21          Subsidiaries of the Issuer (3)

23.1        Consent of Morgan and Company, Chartered Accountants (4)


II-4


___________________

(1) Incorporated by reference to the registration statement on Form SB-2 file number 333-90618, as amended, as declared effective by the Securities and Exchange Commission on November 5, 2002.

(2) Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on March 7, 2003.

(3) Incorporated by reference to the annual report on Form 10-KSB, as filed with the Securities and Exchange Commission on July 21, 2003.

(4)  Filed herewith.



UNDERTAKINGS

     The undersigned registrant hereby undertakes:

        1.To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement:

               (i)        To  include  any  prospectus
            required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and Notwithstanding the foregoing, and increase or decrease in volumes of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)                 To  include  any  additional   or
            changed material information on the plan of distribution.

        2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such


II-5


         securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Westminster, British Columbia, Canada, on July 31, 2003.

     Infotec Business Systems, Inc.
         (Registrant)

                                          By:     /s/ Robert Danvers
                                                      Robert Danvers
                                                      President

     In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by



II-6


the following persons in the capacities and on the dates stated.



         Signature                 Title               Date




         /s/ Robert Danvers   President,
                              Chief Executive      July 31, 2003
            Robert Danvers    Officer and Director
                             (Principal Executive,
                              Financial and
                              Accounting Officer)

               Secretary,        Treasurer and
            /s/ Stephen Jackson  Director          July 31, 2003
            Stephen Jackson


II-7